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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement and Prospectus of Uranium Resources, Inc. of our report dated June 1, 2001, accompanying the consolidated financial statements of Uranium Resources, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


Hein + Associates LLP

Dallas, Texas
November 8, 2001